ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                NOVEMBER 21, 2000

                                      among

                              LSI INDUSTRIES INC.,

                           LIGHTRON OF CORNWALL, INC.,

                                 EUGENE LITTMAN,

                                ELFRIEDE LITTMAN,

                      EUGENE LITTMAN 1994 IRREVOCABLE TRUST
                                FBO BONNIE GATOF,

                      EUGENE LITTMAN 1994 IRREVOCABLE TRUST
                                FBO DAVID LITTMAN

                                       and

                      EUGENE LITTMAN 1994 IRREVOCABLE TRUST
                             FBO SANDRA FINKELSTEIN

                                TABLE OF CONTENTS


                                                                            Page

RECITALS.......................................................................1

1. DEFINITIONS.................................................................1

2. SALE OF ASSETS..............................................................1
   2.1  ASSETS TO BE ACQUIRED..................................................1
   2.2  EXCLUDED ASSETS........................................................3
   2.3  ASSUMPTION OF LIABILITIES..............................................3
   2.4  TRANSFER OF ASSETS; MULTIPLE CLOSINGS..................................5

3. PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE; CLOSING.......................6
   3.1  PURCHASE PRICE.........................................................6
   3.2  ALLOCATION OF PURCHASE PRICE...........................................7
   3.3  CLOSINGS...............................................................7
   3.4  CLOSING OBLIGATIONS....................................................7

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDERS..............11
   4.1  ORGANIZATION AND GOOD STANDING........................................11
   4.2  AUTHORITY; NO CONFLICT................................................11
   4.3  CAPITALIZATION........................................................13
   4.4  FINANCIAL STATEMENTS..................................................13
   4.5  BOOKS AND RECORDS.....................................................14
   4.6  TITLE TO PROPERTIES; LIENS............................................14
   4.7  REAL PROPERTY.........................................................14
   4.8  ACCOUNTS RECEIVABLE...................................................14
   4.9  INVENTORY.............................................................15
   4.10 NO UNDISCLOSED LIABILITIES............................................15
   4.11 TAXES.................................................................15
   4.12 NO MATERIAL ADVERSE CHANGE............................................16
   4.13 EMPLOYEE BENEFITS.....................................................16
   4.14 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS......................17
   4.15 LEGAL PROCEEDINGS; ORDERS.............................................18
   4.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.................................19
   4.17 CONTRACTS; NO DEFAULTS................................................20
   4.18 INSURANCE.............................................................22

   4.19  ENVIRONMENTAL MATTERS................................................22
   4.20  EMPLOYEES............................................................23
   4.21  LABOR RELATIONS; COMPLIANCE..........................................23
   4.22  INTELLECTUAL PROPERTY................................................24
   4.23  CUSTOMERS AND SUPPLIERS..............................................25
   4.24  DISCLOSURE...........................................................26
   4.25  BROKERS OR FINDERS...................................................26

5. REPRESENTATIONS AND WARRANTIES OF BUYER....................................26
   5.1   ORGANIZATION AND GOOD STANDING.......................................26
   5.2   AUTHORITY; NO CONFLICT...............................................26
   5.3   BROKERS OR FINDERS...................................................27

6. COVENANTS..................................................................27
   6.1   TAXES................................................................27
   6.2   OPERATION OF BUSINESS AFTER THE FIRST CLOSING DATE
         AND PRIOR TO THE FINAL CLOSING DATE..................................28
   6.3   FULL ACCESS..........................................................30
   6.4   CONSENTS.............................................................30
   6.5   NOTICE OF DEVELOPMENTS...............................................30
   6.6   EXCLUSIVITY..........................................................30
   6.7   FURTHER ASSURANCES...................................................31
   6.8   EMPLOYEES............................................................31
   6.9   GOOD FAITH EFFORTS...................................................32
   6.10  COOPERATION..........................................................33
   6.11  DISCLOSURE SCHEDULES.................................................33

7. INDEMNIFICATION; REMEDIES..................................................33
   7.1   INDEMNIFICATION BY THE STOCKHOLDERS..................................33
   7.2   INDEMNIFICATION BY THE BUYER.........................................34
   7.3   INDEMNIFICATION PROCEDURES...........................................34
   7.4   SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC......................35
   7.5   LIMITATION ON INDEMNIFICATION........................................36
   7.6   SOLE REMEDY..........................................................37
   7.7   ESCROW/INDEMNIFICATION OFFSETS.......................................37
   7.8   INSURANCE............................................................38
   7.9   CLAIMS BASED UPON FRAUD - ORDER OF RECOURSE..........................38

8. ADDITIONAL AGREEMENTS......................................................38
   8.1   ENVIRONMENTAL INSURANCE POLICIES.....................................38
   8.2   DISTRIBUTION FOR TAXES...............................................39

9. GENERAL PROVISIONS.........................................................40
   9.1   EXPENSES.............................................................40
   9.2   PUBLIC ANNOUNCEMENTS.................................................40
   9.3   NOTICES..............................................................40
   9.4   FURTHER ASSURANCES; RECORDS RETENTION................................41
   9.5   WAIVER...............................................................42
   9.6   ENTIRE AGREEMENT AND MODIFICATION....................................42
   9.7   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS...................42
   9.8   SEVERABILITY.........................................................43
   9.9   BULK SALES WAIVER....................................................43
   9.10  SECTION HEADINGS, CONSTRUCTION.......................................43
   9.11  GOVERNING LAW........................................................43
   9.12  COUNTERPARTS.........................................................43

                                    EXHIBITS

Exhibit 2.4(a)       --       Manufacturing and Sales Agreement
Exhibit 3.2          --       Allocation of Purchase Price
Exhibit 3.4(a)(i)    --       Bill of Sale
Exhibit 3.4(a)(ii)   --       Assignment and Assumption Agreement
Exhibit 3.4(a)(iv)   --       Escrow Agreement
Exhibit 3.4(a)(ix)   --       White Employment Agreement
Exhibit 3.4(a)(x)    --       Sublicense Agreement
Exhibit 3.4(a)(xii)  --       Baer Marks & Upham, LLP Opinion
Exhibit 3.4(a)(xiii) --       Option Agreement
Exhibit 3.4(a)(xv)   --       License Agreement
Exhibit 3.4(b)(v)    --       Keating, Muething & Klekamp, LLP Opinion
Exhibit 3.4(e)       --       Littman Employment Agreement

                                    SCHEDULES

Schedule 2.2(g)  -   Insurance Policies/Contracts
Schedule 2.3(a)  -   Assumption of Liabilities
Schedule 2.4(a)  -   Transfer of Assets
Schedule 4.1     -   Organization and Good Standing
Schedule 4.2(b)  -   Authority; No Conflict/Seller
Schedule 4.4(a)  -   Financial Statements
Schedule 4.4(b)  -   Financial Statements
Schedule 4.6     -   Title to Properties; Liens
Schedule 4.8     -   Accounts Receivable
Schedule 4.10    -   No Undisclosed Liabilities
Schedule 4.11    -   Taxes
Schedule 4.13    -   Employees
Schedule 4.13(a) -   Employee Benefit Plans
Schedule 4.14(a) -   Compliance with Law
Schedule 4.14(b) -   Governmental Authorizations
Schedule 4.15    -   Legal Proceedings; Orders
Schedule 4.16    -   Absence of Certain Changes and Events
Schedule 4.17    -   Material Contracts
Schedule 4.17(c) -   Defaults
Schedule 4.18    -   Insurance
Schedule 4.19(a) -   Compliance with Environmental Laws
Schedule 4.19(b) -   Violation of Environmental Laws
Schedule 4.19(c) -   Hazardous Materials
Schedule 4.20(a) -   Employees of Seller
Schedule 4.20(b) -   Proprietary Rights Agreements
Schedule 4.21(a) -   Collective Bargaining Agreements
Schedule 4.21(b) -   Labor Relations; Compliance
Schedule 4.21(c) -   Intellectual Property
Schedule 4.23    -   Customers and Suppliers
Schedule 4.25    -   Brokers or Finders
Schedule 5.2(b)  -   Authority; No Conflict/Buyer
Schedule 6.8     -   Employees

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of November 21, 2000, by and among LSI INDUSTRIES INC., an Ohio corporation, or its permitted assignee ("Buyer"), LIGHTRON OF CORNWALL, INC., a New York corporation ("Seller"), EUGENE LITTMAN ("Gene"), ELFRIEDE LITTMAN ("Elfriede"), EUGENE LITTMAN 1994 IRREVOCABLE TRUST FBO BONNIE GATOF ("Gatof Trust"), EUGENE LITTMAN 1994 IRREVOCABLE TRUST FBO DAVID LITTMAN ("Littman Trust") and EUGENE LITTMAN 1994 IRREVOCABLE TRUST FBO SANDRA FINKELSTEIN ("Finkelstein Trust") (Gene, Elfriede, Gatof Trust, Littman Trust and Finkelstein Trust are sometimes individually referred to as a "Stockholder" and collectively as the "Stockholders").


                                R E C I T A L S:

     A. Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, substantially all the assets, real, personal or mixed, tangible or intangible, used or useable in the conduct of Seller's business ("Seller's Business") which purchase and sale shall occur in several stages pursuant to separate closings.

     B. As the transactions contemplated by this Agreement constitute the sale of all or substantially all of the Seller's assets, Buyer desires that the Stockholders also be liable to Buyer for any Breach by Seller of its warranties, representations, agreements, covenants and indemnities hereunder, and the Stockholders are willing to assume such liability, as and to the extent set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings hereinafter set forth, the parties hereto do hereby agree as follows:

     1.   DEFINITIONS

     Certain capitalized terms used in this Agreement have the meanings specified in the Glossary attached hereto. Other capitalized terms are defined in the body of this Agreement.

     2.   SALE OF ASSETS

          2.1  ASSETS TO BE ACQUIRED

          At the Closings, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of Seller's right, title and interest in and to all of the properties, assets and other rights (excluding the Excluded Assets (as defined hereinafter)), personal or mixed, tangible or intangible, owned or leased by or licensed to Seller on the date of each Closing and used or useable in the Seller's Business (collectively, the "Assets").

          The Assets include, but shall not be limited to, the following:

                    (i) all cash and cash  equivalents of Seller in existence as of the First Closing Date;

                    (ii) all accounts receivable, prepaid accounts, notes receivable and other receivables, including employee receivables, arising out of the conduct of Seller's Business in existence as of the First Closing Date;

                    (iii) all office, warehouse and other equipment,  machinery, vehicles, fixtures, office materials and supplies, spare parts and other tangible personal property of every kind and description owned as of the First Closing Date;

                    (iv) all  inventories  of raw  materials,  work in  process, finished goods, packaging materials and supplies, point of sale supplies, brochures, printed materials, signs, and displays owned as of the First Closing Date;

                    (v) all contracts, commitments or other arrangements, including, without limitation, all non-competition, non-solicitation and non-disclosure agreements for which Seller receives any benefits, to which Seller is a party and related to the Seller's Business as of the First Closing Date other than the Excluded Contracts;

                    (vi) all Intellectual Property Assets owned or used by Seller as of the First Closing Date and used or useable in Seller's Business, including, without limitation, the rights to the name "Lightron of Cornwall" or any derivation thereof;

                    (vii) all customer  files and records of Seller  relating to the operation of the Seller's Business as of the First Closing Date, including, without limitation, all written technical information, employment records, data, specifications, research and development information, engineering drawings, manuals, computer programs, tapes and software relating to the Seller's Business;

                    (viii) all of Seller's  goodwill in and going  concern value of the Seller's Business;

                    (ix) to the extent  transferable  under  applicable law, all franchises, approvals, permits, licenses, orders, registrations, certificates and variances; and

                    (x) all other assets of the kind covered by subsections  (i)
               through (viii) above which are acquired by Seller after the First Closing Date and on or before the Final Closing Date.

          2.2 EXCLUDED ASSETS

               Notwithstanding any other provision of this Agreement to the contrary, all of Seller's right, title and interest in all of the following properties, assets and other rights (collectively, the "Excluded Assets") shall be excluded from the Assets and retained by
          Seller:

               (a) the building located on Seller's premises which is owned by South Colden Realty Corp. and any related lease agreements;

               (b) all assets of Littman Industries, Inc.;

               (c) Libare Realty Corp.;

               (d) the Excluded Contracts;

               (e) minute books and tax and accounting records of Seller; and

               (f) tax refund and recoveries and similar benefits of Seller relating to any period prior to the Final Closing Date;

               (g) Seller's rights under any insurance policies or other contracts not included in the Assets which are set forth on Schedule 2.2(g); and

               (h) all of  Seller's  right,  title and  interest  in and to this
          Agreement  and  all  other   agreements,   documents  and  instruments
          delivered in connection herewith.

               2.3 ASSUMPTION OF LIABILITIES

               (a) The Assets shall be sold and conveyed to Buyer free and clear of all Liens except Permitted Liens. On and after the First Closing Date, Buyer will assume and discharge only those liabilities of Seller relating to the First Closing Assets and which are (i) set forth in the balance sheet included in the Most Recent Financial Statements,
          (ii) those liabilities incurred in the Ordinary Course of Business since the date of the balance sheet included in the Most Recent

          Financial  Statements  and on or prior to the First  Closing  Date and
          (iii) those liabilities specified on Schedule (collectively, the "First Closing Assumed Liabilities"). In addition, Buyer will assume and discharge only those liabilities of Seller relating to the Assets acquired at and as of each Subsequent Closing and which arise after such Subsequent Closing (the "Subsequent Closing Assumed Liabilities" and with the First Closing Assumed Liabilities, the "Assumed Liabilities").

               (b) Except as set forth in Section 2.3(a), Buyer hereby assumes no other liabilities of Seller (including, without limitation, liabilities, claims or actions alleging or relating to any tort, product liability, environmental liability, taxes, or breach of contract or otherwise seeking damages and relating to the operation of the Seller's Business prior to the First Closing Date, liabilities arising from or related to a violation or claimed violation by Seller of any Environmental Laws between the First Closing Date and any applicable Subsequent Closing Date and liabilities arising from or relating to the Excluded Assets) (the liabilities of Seller which are not assumed by Buyer pursuant to this Agreement are hereinafter collectively referred to as the "Non-Assumed Liabilities").

               Without limiting the generality of this Section 2.3(b) and notwithstanding any other provision hereof, each of the following is a Non-Assumed Liability of Seller which Buyer does not assume:

                    (i) any of Seller's obligations hereunder;

                    (ii) any liability of Seller  arising from, or in connection with, the conduct of the Seller's Business or the ownership of the Seller's Business or the Assets by Seller prior to the consummation of the transactions contemplated hereby which is not an Assumed Liability, including, without limitation, any such liabilities arising by reason of any violation or claimed violation by Seller, of any federal, state or local law, rule, regulation, ordinance or any requirement of any Governmental Body, other than any such liability which Buyer has expressly assumed as an Assumed Liability;

                    (iii) any liability of Seller arising from or related to any violation or claimed violation of any Environmental Laws by Seller relating to Seller's Business or the Assets;

                    (iv) any liability of Seller relating to the Excluded Contracts; provided, however, Buyer will assume the accrued but unpaid incentive payments owed to Barry D. White pursuant to
               Section 9 of the Independent Contractor Agreement between Seller and Barry D. White Co., Inc. dated January 1, 1990 if, but only if, such amounts are set forth on the balance sheet included in the Most Recent Financial Statements;

                    (v) any  liability of Seller for income or  franchise  taxes not reflected on the balance sheet included in the Most Recent Financial Statements other than as provided in Schedule 2.3(a);

                    (vi) any  liabilities  of Seller  related to or arising from the Excluded Assets;

                    (vii) any  liability of Seller  arising out of or related to past, present or future litigation involving Seller or Seller as the owner and operator of the Seller's Business, if the relevant cause of action accrues before the First Closing Date;

                    (viii) except as otherwise provided in Section 6.8 hereof, any liability arising out of the employment or termination of employment prior to the First Closing Date of any person employed by Seller in the Seller's Business;

                    (ix) any  liability  of  Seller  or any  present  or  former director or officer of Seller arising from any claim, action or proceeding, including, without limitation, any derivative action, brought by or on behalf of any present or former holder of any debt or equity security of Seller or by any lender to Seller, including, without limitation, any liability arising from any indemnification, reimbursement or advance in connection therewith accruing prior to the First Closing Date; and

                    (x) any other  liability  of Seller  which is not an Assumed
               Liability under Section 2.3(a).

               (c) Notwithstanding any provision herein to the contrary, Buyer shall be solely liable for the prompt and full discharge of the Assumed Liabilities (the "Buyer's Post-Closing Liabilities").

          2.4 TRANSFER OF ASSETS; MULTIPLE CLOSINGS

               (a) The parties hereto have agreed that the Assets will be transferred in several stages. At the First Closing those Assets described on the attached Schedule 2.4(a) will be transferred to Buyer. Such Assets shall be collectively described herein as the "First Closing Assets." Seller shall retain title to and control of the balance of the Assets subject to the terms of this Agreement and the Escrow Agreement. The balance of the Assets are to be transferred to Buyer as soon as possible but in any event on or before February 21, 2001. The determination of when Buyer will receive title to and control of the balance of the Assets shall be made by Buyer in its sole discretion; provided, however, the parties have agreed that their intention is that such transfer or transfers will be made to Buyer at one of more Subsequent Closings and the balance of the Purchase Price attributable to such Assets will be paid by the Escrow Agent to Seller as soon as Buyer has acquired by purchase or lease a facility satisfactory to accommodate such Assets and the business operations of Seller conducted using such Assets and Buyer is able to successfully transfer the balance of the Assets from Seller's facility to Buyer's facility; provided, however, the balance of the purchase price (less $1,344,435 which will be held in escrow) will be paid to Seller no later than February 21, 2001.

               (b) At the First Closing, Seller and Buyer shall enter into the Manufacturing and Sales Agreement substantially in the form of the attached Exhibit 2.4(a) (the "Manufacturing and Sales Agreement").

     3. PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE; CLOSING

          3.1 PURCHASE PRICE

          Subject to adjustment as set forth in Sections 8.1, 8.2, 8.3 and 8.4, the purchase price (the "Purchase Price") for the Assets shall be Twenty Six Million Eight Hundred Eighty Eight Thousand Seven Hundred Nine and 00/100 Dollars ($26,888,709), payable as follows:

               (a) Twenty Million and 00/100 Dollars ($20,000,000) (the "First Closing Cash Payment") shall be payable in immediately available funds at the First Closing; and

               (b) Six Million Eight Hundred Eighty-Eight Thousand Seven Hundred Nine and 00/100 Dollars ($6,888,709) (the "Escrowed Cash") shall be delivered to the Escrow Agent and held in escrow pursuant to the terms of this Agreement and the Escrow Agreement and, in the interim: (i) One Million Three Hundred Forty Four Thousand Four Hundred Thirty Five and 00/100 Dollars ($1,344,435) of the Escrowed Cash shall serve as security for breaches by Seller and/or the Stockholders of their representations, warranties, covenants and agreements under this Agreement; and (ii) Five Million Five Hundred Forty-Four Thousand Two Hundred Seventy-Four and 00/100 Dollars ($5,544,274) of the Escrowed Cash shall serve as (i) security for the payment by Buyer of the Purchase Price for the Assets pursuant to the Subsequent Closings and
          (ii) LSI's security for the Duke Purchase Price Adjustment.

          3.2 ALLOCATION OF PURCHASE PRICE

          The Purchase Price shall be allocated among the First Closing Assets as set forth on attached Exhibit 3.2, which Exhibit 3.2 shall be mutually agreed upon within sixty (60) days after the First Closing Date. At each Subsequent Closing, the Purchase Price attributable to the Assets so transferred shall be allocated among such Assets in accordance with a revised Exhibit 3.2. Within sixty (60) days after the First Closing (and each Subsequent Closing) each party agrees to complete Internal Revenue Form 8594, Asset Acquisition Statement under Section 1060 consistent with the asset appraisal conducted by an independent third party appraiser engaged by Buyer. Seller, Stockholders and Buyer hereby covenant and agree that they will not take a position on any income tax return before any Governmental Body charged with the collection of any income tax or in any judicial proceeding that is in any way inconsistent with the terms of this
     Section 3.2.

          3.3 CLOSINGS

          (a) The first closing of the transactions contemplated by this Agreement (the "First Closing") shall take place at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10027, commencing at 10:00 a.m. local time on November 21, 2000 (the "First Closing Date") or such other date, time or place as the parties may mutually agree. The First Closing shall be effective as of 12:00:02 a.m. on the day immediately following the First Closing Date. The parties will in good faith use all reasonable efforts to achieve the First Closing.

          (b) Each subsequent transfer of Assets in accordance with the terms of
     Section 2.4 shall take place at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10027, commencing at 10:00 a.m. local time at such date and time as the parties may mutually agree. Each Subsequent Closing shall be effective as of 12:00:02 a.m. on the date immediately following such Subsequent Closing Date. The parties will in good faith use all reasonable efforts to achieve all Subsequent Closings as soon as possible.

          3.4 CLOSING OBLIGATIONS

          (a) At the First Closing, Seller and/or the Stockholders will deliver to Buyer:

               (i) an executed bill of sale in the form of Exhibit 3.4(a)(i) (the "Bill of Sale") and other instruments of transfer and conveyance reasonably deemed necessary by Buyer to convey the First Closing Assets to Buyer at the First Closing, in form and substance reasonably satisfactory to Buyer (the "Transfer Documentation");

               (ii)  an  Assignment  and  Assumption  Agreement  in the  form of
          Exhibit 3.4(a)(ii)(the "Assignment and Assumption Agreement") executed by Seller and the Stockholders regarding the assignment and assumption of all contracts and agreements included in the First Closing Assets;

               (iii) Copies certified by the Secretary of Seller of the resolutions of Seller's Board of Directors and Stockholders approving this Agreement and authorizing the transactions contemplated hereby;

               (iv) The written Consents of each party whose Consent to the transactions contemplated hereby is required;

               (v) All of Seller's books, records, papers and other documents relating to the First Closing Assets and/or Seller's Business, other than the Excluded Assets.

               (vi) An Escrow Agreement executed by the Seller and Stockholders in the form of Exhibit 3.4(a)(vi)(the "Escrow Agreement");

               (vii) Copies of the Articles of Incorporation of Seller as certified by the Secretary of State of the State of New York and copies of the By-Laws of Seller certified by Secretary of Seller;

               (viii) Certificate of Existence issued by the Secretary of State of the State of New York for Seller, dated within ten (10) days of the First Closing Date.

               (ix) an  employment  agreement  with  Barry  White in the form of
          Exhibit 3.4(a)(ix) (the "White Employment Agreement");

               (x) a Sublicense Agreement in the form of Exhibit 3.4(a)(x) (the "Sublicense Agreement") executed by Seller and the Stockholders;

               (xi) Consents to Use Similar Name (New York Secretary of State forms) executed by Seller;

               (xii) Opinion of Baer Marks & Upham, LLP in the form of Exhibit 3.4(a)(xii);

               (xiii) the Option Agreement executed by USA and the Stockholders of USA; (xiv)ab the Manufacturing and Sales Agreement executed by Seller;

               (xiv) the Manufacturing and Sales Agreement executed by Seller.


               (xv) The License Agreement in the form of Exhibit 3.4(a)(xv) (the "License Agreement") executed by Seller relating to Seller's right to use the name "Lightron"; and

               (xvi) a Certificate executed by the President and Secretary of Seller confirming the truth and accuracy of the representations and warranties made by Seller herein as of the date of such First Closing.

          (b) At the First Closing, Buyer will deliver to the Stockholders and/or Seller or (with respect to clause (ii) only) to the Escrow Agent:

               (i) the First Closing Cash Payment in immediately available funds;

               (ii) the Escrowed Cash;

               (iii) A certified copy of the resolutions of the Board of Directors of Buyer approving this Agreement and authorizing the transactions contemplated hereby;

               (iv) The Escrow Agreement executed by Buyer;

               (v) Opinion of Keating, Muething & Klekamp, P.L.L. in the form of
          Exhibit 3.4(b)(v).

               (vi) The White Employment Agreement executed by Buyer;

               (vii) The Option Agreement executed by Buyer;

               (viii) An Assignment and Assumption Agreement executed by Buyer;

               (ix) The Manufacturing and Sales Agreement executed by Buyer;

               (x) The License Agreement executed by Buyer; and

               (xi) the Sublicense Agreement.

          (c) At each Subsequent Closing, Seller and/or the Stockholders will deliver to Buyer:

               (i) an executed bill of sale in the form of Exhibit 3.4(a)(i) and such other instruments of transfer and conveyance reasonably deemed necessary by Buyer to convey the Assets to be transferred to Buyer at such Subsequent Closing, in form and substance reasonably satisfactory to Buyer;

               (ii)  an  Assignment  and  Assumption  Agreement  in the  form of
          Exhibit 3.4(a)(ii) executed by Seller and the Stockholders regarding the assignment and assumption of all contracts and agreements included in the Assets to be transferred to Buyer at such Subsequent Closing;

               (iii) the written consent of each party whose consent is required to the transfer of such Assets;

               (iv) all of Seller's books, records, papers and other documents relating to the Assets to be transferred to Buyer at such Subsequent Closing;

               (v) Certificate of Existence issued by the Secretary of State of the State of New York for Seller, dated within ten (10) days of the date of such Subsequent Closing; and

               (vi) a Certificate executed by the President and Secretary of Seller confirming the truth and accuracy of the representations and warranties made by Seller in Sections 4.1, 4.2(a), 4.6 (solely as such relates to title and free and clear of any Liens) and 4.25 herein (limited, if appropriate, with reference to the Assets being transferred to Buyer at such Subsequent Closing) as of the date of such Subsequent Closing.

          (d) At each Subsequent Closing, Buyer and/or the Escrow Agent (as appropriate) will deliver to Seller and/or the Stockholders:

               (i) that portion of the Escrowed Cash to be released to Seller as a result of the transfer to Buyer of the Assets transferred at such Subsequent Closing;

               (ii) an Assignment and Assumption Agreement executed by Buyer with respect to the Assets being transferred to Buyer at such Subsequent Closing; and

               (iii) a Certificate executed by the President and Secretary of Buyer confirming the truth and accuracy of the representations and warranties made by Buyer in Section 5 hereof as of the date of such Subsequent Closing.

          (e) At the Final Closing, in addition to the other documents required by Section 3.4(c) hereof, Eugene Littman will deliver to Buyer an Employment Agreement substantially in the form of Exhibit 3.4(e) hereof (the "Littman Employment Agreement") executed by Eugene Littman.

          (f) At the Final Closing, in addition to the other documents required by Section 3.4(d) hereof, Buyer will deliver to Eugene Littman the Littman Employment Agreement executed by Buyer.

     4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDERS

     The Seller and the Stockholders, jointly and severally, represent and warrant to Buyer as follows:

          4.1 ORGANIZATION AND GOOD STANDING

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties and carry on its business in the manner presently conducted. Seller is duly qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its ownership of property or the nature of the business conducted by it requires such qualification or licenses, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on Seller's Business or the Assets. Schedule 4.1 contains a list of Seller's true and complete copies of the currently effective Organizational Documents, true and complete copies of which have been delivered to Buyer, and a list of the current directors and officers of Seller. The minute books of Seller made available to Buyer for review contain all records made of all meetings actions by written consent held or taken by Seller's Board of Directors and their stockholders since January 1, 1990.

          4.2 AUTHORITY; NO CONFLICT

               (a) This Agreement constitutes the legal, valid, and binding obligation of Seller and the Stockholders, enforceable against Seller and the Stockholders in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the "Enforceability Exceptions"). Seller and the Stockholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other documents contemplated to be executed and delivered at each Closing by Seller and/or the Stockholders and to perform their respective obligations under this Agreement and such other documents.

               (b) Except as set forth in Schedule 4.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

                    (i)  contravene,  conflict with, or result in a violation of
               (A) any provision of the  Organizational  Documents of Seller, or
               (B) any resolution adopted by the stockholders or Board of Directors of Seller;

                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Law or any Order to which Seller may be subject;

                    (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by Seller or that otherwise relates to Seller's Business;

                    (iv) cause Buyer to become  subject to, or to become  liable for the payment of, any state or local Tax (except as relates to Buyer's ownership of the Assets from and after the applicable Closing Date);

                    (v) cause any of the Assets to be  reassessed or revalued by any taxing authority or other Governmental Body (except as relates to Buyer's ownership of the Assets after the applicable Closing Date);

                    (vi) contravene,  conflict with, or result in a violation or breach of any material provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

                    (vii) result in the  imposition or creation of any Lien upon or with respect to any of the Assets.

               Except as set forth in Schedule 4.2(b) and the Premerger Notification required pursuant to the HSR Act, neither the Seller nor the Stockholders are required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

          4.3 CAPITALIZATION

          The authorized equity securities of Seller consist of Two Thousand (2,000) shares of common stock, no par value per share, of which Two Thousand (2,000) shares are issued and outstanding. The Stockholders are, and will be on the applicable Closing Date, the record and beneficial owners and holders of all such outstanding shares. All such issued and outstanding shares of Seller's common stock have been duly and validly authorized and issued and are fully paid and non-assessable. There are not outstanding: (a) any subscriptions, options, warrants or other rights to purchase from Seller any capital stock of Seller; (b) any securities convertible into or exchangeable for shares of Seller's capital stock; (c) any other rights or commitments for the issuance of additional shares of capital stock or options, warrants or other equity securities of Seller; or
     (d) any commitments, plans or agreements (other than this Agreement) to which Seller or any of the Stockholders is a party providing for the sale or transfer of any shares of Seller's capital stock or giving any rights to others with respect to shares of Seller's capital stock. Seller owns no shares of capital stock in any other corporation, firm or other entity and has no Subsidiaries.

          4.4  FINANCIAL STATEMENTS

          (a) Schedule 4.4(a) sets forth true and correct copies of the (i) unaudited balance sheet of Seller as at September 30, 2000 and the related statements of income and stockholder's equity for the period then ended (the "Most Recent Financial Statements"); and (ii) the audited balance sheet of Seller for the years ended December 31, 1997, 1998 and 1999 and the related statements of income and stockholders' equity for the years then ended (the "Year-End Financial Statements") (the Most Recent Financial Statements and the Year-End Financial Statements are collectively referred to as the "Financial Statements").

          (b) Except as set forth in Schedule 4.4(b), the Financial Statements, which are incorporated herein by reference, (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) fully reflect all liabilities (including contingent liabilities) of Seller required to be reflected therein on such basis as at the date thereof; and (iii) are true, accurate and complete and fairly present in all material respects the financial position of Seller as of the respective dates of the balance sheets included in the Financial Statements and the results of Seller's operations for the respective periods indicated.

          4.5  BOOKS AND RECORDS

          The books of account, stock record books and other records of Seller, copies or the originals of all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices.

          4.6 TITLE TO PROPERTIES; LIENS

          Seller owns, or otherwise has sufficient and legally enforceable rights to use all of the properties and assets, personal or mixed, tangible or intangible, used or held for use in connection with or necessary for the conduct of the business and operations of Seller, including but not limited to the Assets. Seller has good, valid and marketable title to, or in the case of leased property, has good and valid leasehold interests in, all of the Assets (except as may be disposed of in the Ordinary Course of Business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien other than Permitted Liens. Seller has maintained all tangible Assets in good repair, working order, operating condition and such are adequate and suitable for the purposes for which they are presently being used subject only to ordinary wear and tear, and all such tangible Assets are (i) in conformity in all respects with all building, zoning, OSHA, safety or other applicable ordinances, regulations and laws. Schedule 4.6 sets forth a list of all tangible Assets having a book value in excess of Five Thousand Dollars ($5,000) held in connection with the business and operations of Seller, including, but not limited to, machinery, equipment and motor vehicles.

          4.7 REAL PROPERTY

          Seller does not own any real property.

          4.8 ACCOUNTS RECEIVABLE

          A complete list of all accounts, notes and other receivables of Seller as of October 30, 2000 and the aging thereof has been separately delivered to Buyer. All such accounts receivable and those arising from October 30, 2000 through the First Closing Date arose in the Ordinary Course of Business and no entitlements to or claims of offset or reduction have been made or exist and, subject to any allowance for doubtful accounts set forth on the balance sheets of the Most Recent Financial Statements, all such accounts are fully collectible in accordance with their terms without offset or compromise within ninety (90) days of the date of invoice or note, except as otherwise disclosed in Schedule 4.8.

          4.9 INVENTORY

          All inventory of Seller owned by Seller as of the date of the Most Recent Financial Statements is reflected in the balance sheet included in the Most Recent Financial Statements. All inventory of Seller reflected on its Most Recent Financial Statements consists of tangible property that is of a quality and quantity usable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality which do not constitute a material amount of such inventories.

          4.10 NO UNDISCLOSED LIABILITIES

          Seller has no liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as set forth in Schedule 4.10, (ii)as and to the extent disclosed or reserved against in the Most Recent Financial Statements and (iii) for liabilities and obligations that are incurred in the Ordinary Course of Business after the date of the Most Recent Financial Statements and which (x) are not prohibited by this Agreement and (y) would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Seller.

          4.11 TAXES

          Seller has properly and timely filed all Tax Returns and has paid all Taxes due and payable, other than Taxes being disputed in good faith through appropriate proceedings which are adequately reserved for in the Financial Statements or disclosed in Schedule 4.11. All such Tax Returns were correct in all material respects as filed, and no claims have been assessed with respect to such Tax Returns. The liabilities recorded for Taxes on the balance sheet included in the Most Recent Financial Statements are sufficient in all respects for the payment of all Taxes, whether disputed or not, that are due or are hereafter found to have been due with respect to the conduct of Seller's Business up to and through the date of the Most Recent Financial Statements. Except as disclosed in Schedule 4.11,
     (i) there are no present disputes as to Taxes of any nature payable by Seller, nor any Tax Liens, whether existing or inchoate, on any of the assets of Seller except for current year Taxes not presently due and payable; (ii) the federal income Tax Returns of Seller have never been audited; (iii) no IRS or foreign, state, county or local Tax audit is currently in progress with respect to Seller; and (iv) Seller has not waived the expiration of the statute of limitations with respect to any Taxes or Tax Returns, any of which would have a Material Adverse Effect on Seller's Business or the Assets.

          4.12 NO MATERIAL ADVERSE CHANGE

          Except as otherwise expressly permitted under this Agreement, since December 31, 1999 there has not been any material adverse change in the business, operations, properties, assets, or condition of Seller or Seller's Business, and, to Seller's Knowledge, no event has occurred or circumstance exists that would likely result in such a material adverse change.

          4.13 EMPLOYEE BENEFITS

               (a)  Schedule  lists each  Employee  Benefit  Plan (as defined in
          Section 3(3) of ERISA) (x) that is (A) maintained by Seller or any ERISA Affiliate and under which any current or former employee of Seller may derive a benefit, or to which Seller or any ERISA Affiliate contributes or is required to contribute and (B) under which any current or former employee of Seller may derive a benefit or (y) that Seller has adopted or maintains or to which Seller contributes or is required to contribute:

                    (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and all other applicable Laws, rules and regulations.

                    (ii) No Employee Benefit Plan is an Employee Pension Benefit
               Plan. All material contributions, premiums and expenses relating to any Employee Benefit Plan that have accrued but are not yet due have been properly and adequately reflected on the balance sheet included in the Most Recent Financial Statements to the extent required under GAAP.

                    (iii) Seller has  delivered  or made  available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which relate to each such Employee Benefit Plan and all material communications involving or relating to any such plan with any Governmental Body.

                    (iv) The  requirements of Part 6 of Subtitle B of Title I of
               ERISA and of Code Section 4980B have been met with respect to each Employee Benefit Plan which is subject to such requirements.

                    (v) Seller has not  contributed  to or has not been required to contribute to any Multi-Employer Plan or has any liability (including withdrawal liability), contingent or otherwise under any Multi-Employer Plan.

               (b) With respect to each Employee Benefit Plan that Seller maintains or to which it contributes:

                    (i) No action, suit,  proceeding,  hearing, or investigation with respect to any such Employee Benefit Plan (other than routine claims for benefits) is pending, or, to the Knowledge of Seller, has been Threatened, except to the extent that any such actions, suits, proceedings, hearings or investigations, individually or in the aggregate, would not have a Material Adverse Effect on the Assets of Seller's Business.

               (c) Except for changes required by the provisions of the Taxpayer Relief Act of 1997, the Small Business Job Protection Act of 1996 and the Health Insurance Portability and Accountability Act of 1996, neither the Stockholders nor Seller has made any commitment to modify any Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation arrangement or employment, retention or change in control agreement.

               (d) The consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with any other event, result in an increase in the amount of compensation or benefits or the acceleration of the vesting, funding or timing of payment of any compensation or benefits paid, payable or to become payable to or in respect of any current or former employee of Seller or give rise to the right of any current employee of Seller to terminate his employment.

               (e) Except as required by applicable Law or by a collective bargaining agreement, each of the Employee Benefit Plans that are maintained or sponsored by Seller on a stand alone basis, if any, may be amended and/or terminated at any time following the Closing.

               (f) Except as set forth in Schedule 4.13, no employees of Seller are parties to any change of control, retention, termination or severance agreements or arrangements which entitle them to any stay bonuses, severance payments or similar compensation.

          4.14 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS

               (a) Except as set forth on Schedule 4.14(a):

                    (i) Seller is in  compliance  in all material  respects with each Law that is or was applicable to it or to the conduct or operation of Seller's Business or the ownership or use of any of the Assets;

                    (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Law, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                    (iii) Seller has not received,  at any time since January 1,
               1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Law, or (B) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

               (b) Except as set forth on Schedule 4.14(b) , there is no material Governmental Authorization that is held by Seller or that otherwise relates to the Assets or the Seller's Business.

          4.15 LEGAL PROCEEDINGS; ORDERS

               (a)  Except as set forth on  Schedule  4.15,  there is no pending
          Proceeding:

                    (i) that has been  commenced  by or  against  Seller or that otherwise relates to or may affect the Assets or Seller's Business; or

                    (ii) against Seller or the Stockholders that challenges,  or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

               To Seller's Knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that would likely give rise to or serve as a basis for the commencement  of any such  Proceeding  other than as set forth in
               Schedule 4.15. Seller has delivered or will deliver to Buyer copies of all pleadings, correspondence, and other documents relating to any Proceeding listed on Schedule 4.15. Any Proceedings listed on Schedule 4.15 will not have a Material Adverse Effect on the Assets or Seller's Business.

               (b) Except as set forth on Schedule 4.15:


                    (i) Seller is not subject to any Order that relates to Seller's Business, or any of the Assets; and,

                    (ii) No officer or director or, to Seller's Knowledge, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to Seller's Business.

          4.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

          Except as set forth on Schedule 4.16 or as otherwise expressly permitted in this Agreement, since December 31, 1999, Seller has conducted Seller's Business only in the Ordinary Course of Business and there has not been any:

               (a) change in Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (b) amendment to any of the Organizational Documents of Seller;

               (c) except in the Ordinary Course of Business, payment or increase by Seller of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Seller except in the ordinary course of business consistent with past practices;

               (e) damage to or destruction or loss of any asset or property of Seller, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of Seller (including the loss of any material business relationships);

               (f) entry into, termination of, or receipt of notice of termination of (i) any license, exclusive contract or arrangement, joint venture, credit, or similar agreement material to Seller's Business, or (ii) any contract or transaction involving a total remaining commitment by or to Seller (determined on an individual basis) of at least $25,000;

               (g) other than in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property of Seller or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Seller, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

               (h) cancellation or waiver of any claims or rights with a value (determined individually) to Seller in excess of $25,000;

               (i) change in the accounting methods used by Seller; or

               (j) agreement, whether oral or written, by Seller to do any of the foregoing.

          4.17CONTRACTS; NO DEFAULTS

          (a) Schedule 4.17 lists all of the following types of contracts in existence on the date of this Agreement to which Seller is a party or by which any of its Assets are bound or pursuant to which Seller receives a benefit or owes an obligation (such contracts collectively referred to as the "Material Contracts"):

               (i) all contracts or agreements having a value to or imposing an obligation upon Seller in excess of Twenty Thousand and 00/100 Dollars ($20,000.00) annually and all contracts or agreements having a value to or imposing an obligation on Seller that have remaining obligations of Ten Thousand and 00/100 Dollars ($10,000) or more, regardless of the annual payment;

               (ii) all broker, agency and sales promotion contracts and agreements to which Seller is a party;

               (iii) all employment, retention, change in control, severance or other management contracts and contracts with employees, independent contractors or consultants (or similar arrangements) to which Seller or any employee thereof is a party and all collective bargaining agreements applicable to employees of Seller;

               (iv) all contracts and agreements with any Governmental Body to which Seller is a party;

               (v) all contracts and agreements that limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (vi) loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, note, guarantees, instruments and other contracts or obligations, contingent or otherwise, relating to the borrowing of money or obtaining of or extension of credit;

               (vii) all agreements (whether written or oral) between Seller and any current or former officer, director, consultant, employee or shareholder of Seller;

               (viii) joint venture, partnership and similar contracts involving a sharing of profits or expenses;

               (ix) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of any material assets or properties of Seller, any business, or any capital stock of or other interest in any Person by Seller; and

               (x) contracts that are otherwise material to the Business, operations, results of operations and Assets of Seller.

          (b) The contracts identified in items (i) - (x) above are all of the contracts that are material to the Business, operations, results of operations, and Assets of Seller.

          (c) At or prior to the delivery of the Disclosure Schedule, Seller shall have provided or made available to the Buyer true and correct copies of all Material Contracts. All Material Contracts are legal, valid, binding, in full force and effect and enforceable against Seller, if a party thereto, and to the Knowledge of Seller, against each other party thereto, except for the Enforceability Exceptions. Except as set forth in
     Schedule 4.17(c), there does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of Seller or, to the Knowledge of Seller, any other Person.

     4.18 INSURANCE

          (a) Seller has delivered or made available to Buyer:

               (i) true and complete copies of all policies of insurance to which Seller is a party or under which Seller is or has been covered at any time within the three (3) years preceding the date of this Agreement; and

               (ii) true and complete copies of all pending applications for policies of insurance.

          (b) Schedule 4.18 describes:

               (i) any self-insurance arrangement by or affecting Seller or Seller's Business, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Seller's Business; and

               (iii) all obligations of Seller to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     4.19 ENVIRONMENTAL MATTERS

          (a) Except as set forth in Schedule 4.19(a), Seller has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to the operations of Seller and the properties (now or previously owned or operated) of Seller, and the use, ownership and operation thereof.

          (b) Except as set forth in Schedule 4.19(b), Seller has not received any notice or report regarding any actual or alleged violation of Environmental Laws, or any liabilities (whether accrued, absolute, contingent or unliquidated), including any investigatory, remedial or corrective obligations, relating to Seller or its Facilities arising under applicable Environmental Laws.

          (c) Except as set forth in Schedule 4.19(c), neither Seller nor, to the Knowledge of Seller, any other Person (including any tenant or subtenant) has caused or taken any action that is likely to result in, and Seller is not subject to, any liability or obligation on the part of

     Seller, relating to (x) the environmental conditions on, under, or about the properties or assets owned, leased, operated or used by Seller at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials by Seller.

          (d) Seller has disclosed and made available to Buyer all material information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of Seller and the
     Stockholders which, to the Knowledge of Seller, relates to (x) the environmental conditions on, under or about the properties or assets owned, leased, operated or used by Seller or any predecessor in title thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or Released by Seller or any other Person on, under, about or from any of the real property of Seller, or otherwise in connection with the use or operation of any of the other properties and Assets of Seller.

     4.20 EMPLOYEES

          (a) Schedule 4.20(a) contains a complete and accurate list of the following information for each employee of Seller, including each employee on leave of absence or layoff status: employee name; job title; current base salary paid or payable, bonuses and any change in compensation since January 1, 2000; vacation accrued; date of hire; and whether such employee has executed a non-competition covenant or non-disclosure agreement with Seller.

          (b) Except as set forth on Schedule 4.20(b), to Seller's Knowledge, no employee of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects (i) the performance of his or her duties as an employee in Seller's Business, or (ii) the ability of Seller to conduct Seller's Business. To Seller's Knowledge, no officer or other key employee of Seller intends to terminate his employment with Seller as a result of the transactions contemplated hereby.

     4.21 LABOR RELATIONS; COMPLIANCE

          (a) Seller has not experienced any strike or other concerted activity by employees resulting in a material interruption of work or received any notice of any union organizational effort relating to any of its employees. Except as set forth in Schedule 4.21(a), Seller is not a party to any collective bargaining agreement with any labor organization.

          (b) Except as set forth in Schedule 4.21(b), no party (including, but not limited to, Seller's employees or Governmental Bodies) has made any claim, and, to Seller's Knowledge, there is no reasonable basis for any such claim, against Seller under or arising out of any employment agreement or arrangement, or arising out of any federal, state or local statute, ordinance or regulation relating to discrimination with respect to employees or any other employment practices, including, without limitation, retirement, labor relations, equal employment opportunity and occupational, safety and health standards, any of which would have a Material Adverse Effect on Seller.

     4.22 INTELLECTUAL PROPERTY

          (a) The term "Intellectual Property Assets" means:

               (i) the name "Lightron of Cornwall," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications used by Seller (collectively, "Marks");

               (ii)  all  patents,  patent  applications,   and  inventions  and
          discoveries that may be patentable owned by Seller (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works of Seller (collectively, "Copyrights"); and,

               (iv) all know-how, trade secrets, confidential information, customer lists, internally derived or custom software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by Seller as licensee or licensor.

          (b) Seller has no contracts or agreements relating to the Intellectual Property Assets, including any royalties paid or received by Seller, to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          (c) (i) Schedule 4.22(c) sets forth a complete and accurate list of all Marks.

               (ii) Except as set forth on Schedule 4.22(c), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with respect to any of the Marks.

               (iii) Except as set forth on Schedule 4.22(c), to Seller's Knowledge, there is no trademark or trademark application of any third party potentially interfering with any Mark.

          (d) (i) With respect to the Trade Secrets, taken as a whole, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii)  To  the  best  of  its  knowledge,  Seller  has  taken  all
          reasonable   and  customary   precautions   to  protect  the  secrecy,
          confidentiality and value of its Trade Secrets.

          4.23 CUSTOMERS AND SUPPLIERS

          Schedule 4.23 sets forth all customers, licensees and other Persons that accounted for five percent (5%) or more of Seller's revenues for the twelve (12) month period ended December 31, 1999 and the twelve (12) month period ended December 31, 1998 ("Material Customers") and the top ten (10) suppliers by dollar value of Seller for the twelve (12) month period ended December 31, 1999 and December 31, 1998 (the "Material Suppliers"). Except as set forth in Schedule 4.23: (a) all Material Customers and Material Suppliers continue to be customers or suppliers, as the case may be, of Seller, and none of such Material Customers or Material Suppliers has reduced materially its business with Seller from the levels achieved during the twelve (12) month period ended December 31, 1999 and the twelve (12) month period ended December 31, 1998 and Seller has not received notice that such a reduction will occur; (b) Seller is not involved in any claim, dispute or controversy with any of its Material Customers or Material Suppliers other than claims, disputes or controversies arising in the Ordinary Course of Business which do not involve more than $5,000 in the aggregate with respect to any one Material Customer or Material Supplier; and (c) Seller is not involved in any claim, dispute or controversy with any of its customers or suppliers which, to the Knowledge of Seller, individually or in the aggregate, would have a Material Adverse Effect on Seller's Business or the Assets.

          4.24 DISCLOSURE

          No representation or warranty by Seller or the Stockholders contained in this Agreement or in any agreement or certification furnished or to be furnished to Buyer pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements (taken as a whole) contained herein or therein, in light of the circumstances in which they were made, not false or misleading.

          4.25 BROKERS OR FINDERS

          Except as set forth on Schedule 4.25 and except for the fee owed by the Stockholders to BNY Capital Markets, Inc. (which is solely the obligation and liability of the Stockholders), neither Seller nor the Stockholders and their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

          5.1 ORGANIZATION AND GOOD STANDING

          Buyer is a corporation organized, validly existing, and in good standing under the laws of the State of Ohio, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Buyer is duly qualified to do business as foreign corporation and is in good standing (or the local law equivalent) under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Buyer.

          5.2 AUTHORITY; NO CONFLICT

               (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered at each Closing by Buyer and to perform its obligations under this Agreement and such other documents.

               (b) Except as set forth on Schedule 5.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will give any Governmental Body or other Person the right to challenge, prevent, delay, or otherwise interfere with any of the transactions contemplated hereby, or will, directly or indirectly, with or without notice or lapse of time, contravene, conflict with or result in a violation of:

                    (i) any provision of Buyer's Organizational Documents;

                    (ii) any  resolution  adopted by the Board of  Directors  of
               Buyer; or

                    (iii) any Law or Order to which Buyer may be subject.

          Except as set forth on Schedule 5.2(b) and except for the Premerger Notification required under the HSR Act, Buyer is not and will not be required to give notice to or to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

          5.3 BROKERS OR FINDERS

          Except for the fee to J. Jeffrey Brausch & Company, which is solely the obligation and liability of Buyer, Buyer and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commission or other similar payment in connection with this Agreement.

     6. COVENANTS

          6.1 TAXES

          Seller shall: (a) timely file, on or before each Closing Date, all Tax Returns required to be filed on or before such Closing Date for periods prior to such Closing Date; (b) timely pay all Taxes due and all Taxes claimed to be due; and (c) make timely withholdings and payments of the Taxes required to be deducted and withheld from the wages or other remuneration paid to employees of Seller for periods prior to such Closing Date.

          6.2 OPERATION OF BUSINESS AFTER THE FIRST CLOSING DATE AND PRIOR TO THE FINAL CLOSING DATE

          After the First Closing Date and until the Final Closing Date, Seller shall continue to operate its business in accordance with the terms of the Manufacturing and Supply Agreement. Seller shall use its reasonable best efforts to maintain the ordinary and customary relationships with suppliers and others having business relationships with Seller with a view toward preserving for Buyer, to and after the Final Closing Date, the Assets, and the operations of Seller's Business. Seller shall not take any action without Buyer's prior written consent, with respect to the operations of Seller's Business that is inconsistent with the terms of the Manufacturing and Supply Agreement or this Agreement. Without limiting the generality of any of the preceding two sentences, until the Final Closing Date, Seller shall:

               (a) use its reasonable best efforts to maintain the Assets of Seller in their present state, reasonable wear and tear excepted, and preserve Seller's relationships with its customers, suppliers, vendors, employees, salespeople and any other persons or entities;

               (b) not sell, lease or otherwise transfer, or contract to sell, lease or otherwise transfer, any Assets of Seller, except pursuant to the Manufacturing and Supply Agreement, this Agreement, or mortgage, pledge or subject any Assets to any Lien;

               (c) not make any commitments or incur any liabilities or obligations for capital expenditures in excess of $10,000 other than in the Ordinary Course of Business;

               (d) not make any loan or advance to any person, corporation, firm or other entity or borrow any money;

               (e) not terminate, transfer or grant any right under any contract, lease, license, agreement, document, franchise, including payment to or by Seller exceeding $10,000, except in the Ordinary Course of Business;

               (f) not make any change in, take any steps to implement any change in or make any arrangement for the payment of any additional or increased wages, salaries, compensation, pension or other benefits payable to any officer, employee or salesperson or pay any severance or termination pay to or become obligated to pay any severance or termination pay to any officer, employee or salesperson except in the Ordinary Course of Business or negotiated as part of a collective bargaining agreement;

               (g) not incur, become a party to or become subject to, any agreement, obligation or commitment having a term of one (1) year or more;

               (h) not incur, become a party to or become subject to, any agreement, obligation or commitment in excess of Ten Thousand and 00/100 Dollars ($10,000.00) except in the Ordinary Course of Business;

               (i) not introduce any new method of management or operation;

               (j) not take any other action with respect to the Assets other than in the Ordinary Course of Business;

               (k) not take any other action or make any other commitment which has or may reasonably be expected to have a Material Adverse Effect on the Assets;

               (l) timely pay and discharge, or cause to be timely paid and discharged, all Taxes, assessments, and other governmental charges imposed upon it or any of their properties or in respect of their franchises or income; provided, however, that no such Tax or charge need be paid if being contested in good faith by proceedings diligently conducted and if such reservation or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

               (m) (i) maintain or cause to be maintained insurance with respect to its properties and business against such casualties and contingencies and in such types and amounts as is customary or as may be required by law in the case of corporations of similar size engaged in the same or similar business of Seller, (ii) name LSI as an additional insured on all such policies and (iii) deliver to LSI certificates evidencing all such insurance policies;

               (n) comply with all applicable Laws and with every applicable lawful Order, in each case in all material respects;

               (o)  comply  in  all  material   respects  with  all  agreements,
          contracts, leases, licenses, and documents;

               (p) not create, incur, assume, or permit to exist, any Lien on any of the Assets whether now owned or hereafter acquired, other than Permitted Liens; and

               (q) not (i) declare or pay dividends or make other distributions (whether by reduction of capital or otherwise) with respect to the capital stock of Seller; (ii) purchase, redeem, retire or otherwise acquire any of its capital stock now or hereafter outstanding or (iii) make any payments for executive compensation for tax payments on S corporation earnings except to the extent necessary to cover income taxes payable by the Stockholders relating to the net income of the operations of Seller after the First Closing Date and prior to the Final Closing Date.

          6.3 FULL ACCESS

          Until the Final Closing Date, Seller will permit representatives of the Buyer to have full access at all reasonable times during normal business hours upon reasonable notice to Seller, and in a manner so as not to interfere with the normal operations of Seller's Businesses, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to Seller.

          6.4 CONSENTS

          Seller shall use its reasonable best efforts to obtain Consents from all appropriate third parties to the assignment to Buyer of the Assets, including all Material Contracts, if such Consent is required thereby on terms and conditions reasonably satisfactory to Buyer, which Consents shall waive any right of third parties to the Assets, including the right to terminate such Material Contracts, upon the assignment of any such to Buyer. In addition, Seller and Buyer shall use their respective reasonable best efforts to obtain all approvals and Consents of all persons, firms, entities and any Governmental Body, which are necessary to consummate the transactions contemplated by this Agreement.

          6.5 NOTICE OF DEVELOPMENTS

          Until the Final Closing Date, each party will give prompt written notice to the other party of any material adverse development causing a Breach of any of its own representations and warranties in this Agreement. No disclosure by any party pursuant to this Section 6.5, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, or Breach of any representation, warranty or covenant nor will a breach of any representation, warranty or covenant relieve Buyer of any of its obligations under this Agreement.

          6.6 EXCLUSIVITY

          Until the Final Closing Date, neither Seller nor the Stockholders will
     (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the Assets of Seller (including any acquisition structured as a merger, consolidation or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Seller will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          6.7 FURTHER ASSURANCES

          After each Closing, if Buyer reasonably considers or is advised that any further assignment, conveyance or other documents are reasonably necessary to vest, perfect, confirm or record in Buyer title to any of the Assets or to aid in the prosecution, defense or enforcement of any rights arising from the transfer of the Assets to Buyer, Seller and the Stockholders shall execute and deliver promptly to Buyer any and all deeds, assignments, or other reasonably requested documents relating to the Assets and do all things reasonably requested by Buyer to vest, perfect or confirm title to the Assets in Buyer or to convey such other rights as provided herein or to otherwise carry out the intent of this Agreement and Buyer shall promptly reimburse Seller for any costs reasonably incurred by Seller relating thereto.

          6.8 EMPLOYEES

               (a) After the execution of this Agreement and until the Final Closing, neither Seller nor the Stockholders shall (i) make any commitments to any of the employees of Seller with respect to the continued employment of such employees by Buyer after the Final Closing Date; provided, however, Seller and the Stockholders shall, on request from Buyer, make reasonable efforts to assist Buyer, as Buyer deems appropriate, in facilitating Buyer's hire of any of such Seller's employees; or (ii) induce any person who is an employee or agent of Seller to terminate such relationship.

               (b) Buyer shall be solely responsible for all compensation accruing for service on and after the Final Closing Date with respect to Final Closing Employees, and for all contributions to, and benefits payable under, all employee benefit plans, employee benefit arrangements and employee compensation policies and practices established by Buyer with respect to Final Closing Employees.

               (c) With respect to any collective bargaining agreement that relates to Final Closing Employees, Buyer shall (i) recognize each union which represents any group of Final Closing Employees as the collective bargaining representative of such group of Final Closing Employees as of the Final Closing Date and (ii) assume the obligations for Final Closing Employees under any such collective bargaining agreement or enter into its own collective bargaining agreement with the Final Closing Employees. Effective as of the Final Closing Date, Buyer shall establish such employee benefit plans which are required for Final Closing Employees under the terms of any collective bargaining agreement.

               (d) For purposes of computing deductible amounts (or like adjustments or limitations on coverage) under any Employee Welfare Plan, expenses and claims previously recognized for similar purposes under the applicable welfare plan of Seller shall be credited or recognized under the welfare plan of Buyer and its Affiliates. Buyer shall make available to all Final Closing Employees who are participating in the group health plan of Seller immediately prior to the Final Closing Date a group health plan which has no waiting period for such Final Closing Employees with respect to eligibility to enroll and participate and no exclusions or limitations based on pre-existing conditions for such Final Closing Employees.

               (e) At the Final Closing Date, Buyer shall offer employment to all Final Closing Employees so that such Final Closing Employees shall be afforded the opportunity for uninterrupted employment before and immediately after the Final Closing Date. Seller and Buyer agree that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Final Closing Employees, and that such Final Closing Employees will be deemed for all purposes to have continuous and uninterrupted employment before and immediately after the Final Closing Date. Buyer shall indemnify and hold Seller harmless from and be responsible for any claims made by any Final Closing Employee for severance or other benefits based on separation from, or termination or constructive termination of, employment, including, but not limited to changing the position or terms and conditions of employment of, a Final Closing Employee, based on the actions of Buyer on or after the Final Closing Date.

               (f) Effective as of the Final Closing Date, Buyer shall be responsible for all obligations under Section 4980B of the Code and
          Part 6 of Subtitle B of Title I of ERISA ("COBRA") with respect to all Final Closing Employees and qualified beneficiaries (within the meaning of COBRA) of such Final Closing Employees. Seller shall be responsible for COBRA for all employees who are not Final Closing Employees and with respect to the "qualified beneficiaries" (within the meaning of COBRA) of such employees until Seller terminates its group health plan. Upon the termination of the Seller's group health plan in connection with the sale, Buyer shall be responsible for COBRA.

          6.9 GOOD FAITH EFFORTS

          Each of the parties hereto agrees to use its diligent good faith efforts to take, or cause to be taken, all appropriate and reasonable action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations and in accordance with the terms hereof to consummate and make effective the transactions contemplated by this Agreement, including, without limitation satisfaction, but not waiver, of the Closing obligations set forth in Section 3.4 above and filing a Premerger Notification under the HSR Act.

          6.10 COOPERATION

          Prior to the Final Closing (and after the Final Closing Date, if necessary), Buyer, Seller and the Stockholders will fully cooperate with each other and their respective counsel and accountants in connection with all steps reasonably necessary to be taken as part of their obligations under this Agreement.

          6.11 DISCLOSURE SCHEDULES

               (a) Seller has delivered to Buyer the Disclosure Schedules (together with copies of the documents referred to therein) prior to the execution of this Agreement.

               (b) Seller shall give reasonably detailed written notice to Buyer promptly upon the occurrence of any event that would cause or constitute a Breach of any representations or warranties of Seller or the Stockholders contained in this Agreement or in the Disclosure Schedule.

     7. INDEMNIFICATION; REMEDIES

          7.1 INDEMNIFICATION BY THE STOCKHOLDERS

          Seller and the Stockholders, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Buyer and its Affiliates and their respective officers, directors and employees (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, demands, liabilities, strict liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

               (a) any misrepresentation or Breach of any representation, warranty, covenant, obligation or agreement of Seller and/or the Stockholders in this Agreement or in any schedule, document or agreement furnished or to be furnished by Seller or the Stockholders under this Agreement;

               (b) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a Breach of, or misstatement in, any one of the representations and warranties contained in Article 4;

               (c) any Non-Assumed Liabilities;

               (d) any and all liabilities for Taxes of Seller arising prior to the First Closing; and

               (e) any claim, action, suit, investigation or proceeding against Buyer's Indemnities or to which any of them are named a party by any creditor of any Seller relating to or alleging any violation of applicable bulk transfer laws in connection with the transactions contemplated by this Agreement.

          7.2 INDEMNIFICATION BY THE BUYER

          The Buyer covenants and agrees to defend, indemnify and hold harmless Seller and the Stockholders and their respective Affiliates and their respective officers, directors and employees (collectively the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses (as defined in Section 7.1) resulting from or arising out of:

               (a) any misrepresentations or Breach of any representation, warranty, covenant, obligation or agreement of Buyer in this Agreement or in any document or agreement furnished or to be furnished by Buyer under this Agreement;

               (b) any Assumed Liabilities; and

               (c) the conduct of Seller's Business after the First Closing and any Subsequent Closings.

          7.3 INDEMNIFICATION PROCEDURES

          In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), written notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the

          Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the failure of any Indemnified Party to give written notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine, after consultation with the Seller, that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party would adversely affect in a material manner the Indemnified Party's Tax liability or (in the case of an Indemnified Party that is a Buyer Indemnitee) the ability of Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost (provided such costs are reasonable) of the Indemnifying Party, such costs to be paid by the Indemnifying Party to the Indemnified Party during the conduct of such defense, settlement, negotiations or litigation, no later than twenty (20) Business Days after its receipt of notice thereof, in form and substance satisfactory to the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided within ten (10) Business Days of its receipt of written notice of such claim by an Indemnified Party, the Indemnified Party shall have the full right to defend against any such claim or demand, to settle or agree to pay in full such claim or demand, and the Indemnifying Party shall remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of or caused by such third party claims to the extent provided in this Article 7. In any event, Seller and the Stockholders and the Buyer shall cooperate in the defense of any claim or litigation subject to this Article 7 and the records of Seller and Buyer shall be reasonably available to the other with respect to such defense.

          7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

          The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, but only to the extent specified below:

               (a) except as set forth in clauses (b), (c) and (d) below, the representations and warranties contained in Articles 4 and 5 and shall survive until October 1, 2002 except as to those matters with respect to which a party shall have given written notice of any claim within such period; and

               (b) the representations and warranties of the Stockholders contained in Sections 4.1, 4.2(a), 4.3 and 4.6 (solely as it relates to title to the Assets) and of Buyer contained in Sections 5.1 and 5.2(a) shall survive without limitation and the representations and warranties of the Seller and the Stockholders contained in Sections 4.11, 4.13 and 4.19 shall survive for the applicable statute of limitations.

               (c) Notwithstanding the above limitations, indemnification for claims resulting from a fraudulent or intentional breach of any representation, warranty, covenant or agreement under this Agreement shall extend indefinitely.

               (d) If a party shall have given written notice of any claim within the applicable survival period, the representations and warranties as they relate solely to such claim shall survive until such time as the claim is resolved.

          7.5 LIMITATION ON INDEMNIFICATION

               (a) Except as set forth in Section 7.5(b) below, neither Buyer, on the one hand, nor Seller and the Stockholders, on the other hand, shall be entitled to indemnification under this Agreement unless and until the aggregate amount of any Losses exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "Basket Amount") after which Buyer, on the one hand, or Seller and the Stockholders, on the other hand, shall be liable for the entire amount of such Losses, including the Basket Amount. Unless specifically stated elsewhere in this Agreement, the maximum aggregate obligation of Buyer with respect to all matters for which Seller and the Stockholders may seek indemnification under this Agreement with respect to any claim, loss, liability or damages of any kind whatsoever arising out of or relating or incident to this Agreement or any agreement or document delivered in connection herewith or the transactions contemplated hereby (the "Buyer Cap") shall not exceed Two Million Six Hundred Eighty Eight Thousand Eight Hundred Seventy Dollars ($2,688,870). The maximum aggregate obligation of Seller and the Stockholders with respect to all matters for which Buyer may seek indemnification from them under this Agreement and with respect to any claim, loss, liability or damages of any kind whatsoever arising out of or relating or incident to this Agreement or any agreement or document delivered in connection herewith or the transactions contemplated hereby (the "Seller Cap") shall not exceed Two Million Six Hundred Eighty Eight Thousand Eight Hundred Seventy Dollars ($2,688,870); provided, however, the Seller Cap shall be Four Million Thirty Three

          Thousand Three Hundred Six Dollars ($4,033,306) for any indemnification claims resulting from a fraudulent breach by Seller and the Stockholders of any of their representations, warranties or covenants under this Agreement. The Buyer Cap and the Seller Cap are collectively referred to as the "Cap".

               (b) The Basket Amount shall not apply to any claim made by Buyer based upon (i) the representations and warranties of Seller and the Stockholders contained in any of Sections 4.1, 4.2(a), 4.6 (solely as it relates to title to the Assets) 4.8, 4.11, 4.13, and 4.19; or (ii) any Non-Assumed Liabilities. The Basket Amount shall not apply to any indemnification claims resulting from a fraudulent or intentional breach by the Seller and Stockholders, on the one hand, or Buyer, on the other hand, of any of their respective representations, warranties or covenants under this Agreement. The Basket Amount shall not apply to any claim made by Seller or any Stockholder based upon the representations and warranties of Buyer contained in any of Sections
          5.1 and 5.2(a).

               (c) If Buyer's indemnification claims are based upon Seller's and/or the Stockholders' fraudulent breach of any representations, warranties or covenants under this Agreement and such claims are deemed not to amount to fraud (notwithstanding whether they constitute a breach), Buyer agrees to pay Seller's reasonable attorney's fees related to defending the fraud claim by Buyer.

               (d) Buyer's remedies with respect to Losses shall be satisfied first by the assertion of its rights under the Escrow Agreement.

          7.6 SOLE REMEDY

          The parties acknowledge and agree that the indemnification provisions set forth in this Article 7 shall be their sole and exclusive remedy and recourse for the recovery of money damages with respect to any and all claims relating to or arising out of this Article 7; provided, however, the parties may seek any remedy available to them, in equity or law except recission, for any other cause of action including, but not limited to, any cause of action based on fraud, subject to the limitations set forth in
     Section 7.5.

          7.7 ESCROW/INDEMNIFICATION OFFSETS

          Upon written notice to Seller and the Stockholders specifying in reasonable detail the basis for a claim for indemnification hereunder, Buyer may give written notice of a claim in such amount under the Escrow Agreement, in accordance therewith. The exercise of such right to make a claim by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it, subject to the limitations set forth herein. Notwithstanding anything herein to the contrary, Seller and the Stockholders shall indemnify Buyer, its successors and assigns, to the extent provided in this
     Article 7 and such indemnification, to the extent provided, shall not be limited to the amount of the Indemnification Escrow but shall be limited by the Seller Cap.

          7.8 INSURANCE

          In calculating the amount of any Losses for which an Indemnified Party is entitled to indemnification under this Section 7, the amount of any insurance proceeds received by the Indemnified Party relating to or in connection with such Loss shall reduce the amount of any claim for indemnification.

          7.9 CLAIMS BASED UPON FRAUD - ORDER OF RECOURSE

          If Buyer's indemnification claims are based upon the fraud of Seller and/or the Stockholders, Buyer agrees to seek indemnification from its Losses first from Eugene Littman and Elfriede Littman and then from the remaining Stockholders. Notwithstanding the foregoing or anything to the contrary contained herein, Seller's and the Stockholders' indemnification obligations to Buyer and its Affiliates are joint and several. The provisions of this Section 7.9 are for the Stockholders' convenience only, and only with respect to claims of fraud by Buyer, and in no way limit or restrict Buyer's indemnification rights under this Agreement or limit or restrict the Stockholders' obligations under this Agreement.

     8. ADDITIONAL AGREEMENTS

          8.1 ENVIRONMENTAL INSURANCE POLICIES

          The parties acknowledge and agree that Seller purchased a Pollution Legal Liability Select Policy, Policy No. PLS 8087010 dated July 18, 2000 from Commerce and Industry Insurance Company. Seller and the Stockholders acknowledge and agree that any costs and/or expenses related to Seller's purchase and maintenance of such insurance policy, including, without limitation, the payment of premiums related thereto (whether paid prior to the First Closing Date or payable after the First Closing Date), shall be the sole obligation and liability of the Stockholders. The Stockholders agree to indemnify and hold harmless Buyer and its Affiliates from and against any and all Losses, including, without limitation, the premiums paid prior to the First Closing Date and payable after the First Closing Date, related to or arising from such insurance policy. Buyer shall have the right to offset amounts owing by Buyer to Seller and/or the Stockholders, or any of them, against amounts owing to Buyer under this
     Section 8.1.

          8.2 DISTRIBUTION FOR TAXES

          The parties acknowledge and agree that no dividends or distributions were permitted by Seller through the Final Closing Date other than distributions to cover the Stockholders' estimated tax liability solely related to the earnings of Seller through the First Closing Date (the "Estimated Tax Liability"). Buyer agrees that if the Stockholders' actual tax liability solely related to the earnings of Seller through the First Closing Date (the "Actual Tax Liability") is greater than the Estimated Tax Liability, Buyer shall pay the Stockholders the difference between the Actual Tax Liability and the Estimated Tax Liability, which amount shall be payable within thirty (30) days after such determination. If the
     Stockholders' Actual Tax Liability is less than the Estimated Tax Liability, the Stockholders shall pay Buyer the difference between the Estimated Tax Liability and the Actual Tax Liability, which amount shall be payable within thirty (30) days after such determination. Seller, the Stockholders and Buyer shall use their best efforts to determine the Actual Tax Liability as soon as practicable after the First Closing Date, but in any event on or before January 15, 2001.

          8.3 GROSS-UP

          The parties acknowledge that the Purchase Price was calculated based upon a proposed purchase price of $26,500,000 (the "Proposed Purchase Price") if the transaction was structured as a purchase and sale of stock. The parties agreed that the Proposed Purchase Price would be adjusted upwards (the "Gross-Up Amount") to account for the different tax treatment received by the Stockholders as a result of structuring this transaction as a purchase and sale of assets rather than a purchase and sale of stock. As of the First Closing Date, the parties have estimated that the Gross-Up Amount is $388,709 (the "Estimated Gross-Up Amount"), as reflected in the Purchase Price set forth in Section 3.1.

          On the Final Closing Date, the parties shall determine the actual Gross-Up Amount (the "Actual Gross-Up Amount") based upon the final allocation of the Purchase Price at the Final Closing pursuant to Section
     3.2. If the Actual Gross-Up Amount is more than the Estimated Gross-Up Amount (the "Upward Adjustment Amount"), the Purchase Price shall be adjusted upwards, dollar for dollar, by the Upward Adjustment Amount, and the Upward Adjustment Amount shall be added to the Purchase Price payable to Seller for the Final Closing Assets. If the Actual Gross-Up Amount is less than the Estimated Gross-Up Amount (the "Downward Adjustment Amount"), the Purchase Price shall be adjusted downwards, dollar for dollar, by the Downward Adjustment Amount, and the Buyer shall, at its election, (a) reduce the Purchase Price payable for the Final Closing Asset by the Downward Adjustment Amount, (b) make a claim against the Escrowed Cash under the Escrow Agreement equal to the Downward Adjustment Amount, or (c) elect a combination of (a) and (b) above.

          8.4 DUKE PURCHASE PRICE ADJUSTMENT

          The parties acknowledge and agree that the Purchase Price was calculated based upon represented revenues of Seller resulting from Duke Solutions' (or its successor) specifications or purchases during the fiscal year ending December 31, 2000 equal to Three Million Dollars ($3,000,000) (the "Represented Duke Revenues"). If the actual revenues (the "Actual Duke Revenues") of Seller resulting from Duke Solutions' (or its successor) specifications or purchases for the period beginning November 21, 2000 through and including September 30, 2001 (the "Duke Period") is less than the Represented Duke Revenues, the Purchase Price shall be adjusted downwards, dollar for dollar, by the difference between the Represented Duke Revenues and the Actual Duke Revenues (the "Duke Purchase Price Adjustment"). The Actual Duke Revenues shall be determined in accordance with GAAP based upon actual shipments made by Buyer during the Duke Period, less any credits related thereto. Buyer shall have the right to make a claim under the Escrow Agreement for the Duke Purchase Price Adjustment, in accordance with the Escrow Agreement.

     9. GENERAL PROVISIONS

          9.1 EXPENSES

          Except as otherwise provided in this Agreement, Buyer, on the one hand, and Seller and the Stockholders, on the other hand, will bear their respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants; provided, however, that (i) Buyer shall pay all filing fees required under the HSR Act; and (ii) if the transactions contemplated by this Agreement are consummated, Buyer shall reimburse the Seller at the First Closing and at the Subsequent Closings for up to $100,000, in the aggregate, for actual out-of-pocket expenses incurred in connection with this Agreement and the Option Agreement, excluding fees due to BNY Capital Markets, Inc.

          9.2 PUBLIC ANNOUNCEMENTS

          Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer and Seller mutually determine. Seller and Buyer will consult with each other in good faith concerning the means by which Seller's employees, customers, and suppliers and others having dealings with the Seller's Business will be informed of the transactions contemplated hereby, and Buyer and Seller will have the right to be present for any such communication. Without prior notice to Seller, Buyer shall not communicate with Seller's employees, customers and suppliers.

          9.3 NOTICES

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

         Seller:                    Lightron of Cornwall, Inc.
                                    1126 River Road
                                    P.O. Box 4270
                                    New Windsor, New York  12553
                                    Attention: Eugene Littman
                                    Facsimile No.: (914) 562-2181

         The Stockholders:          Eugene Littman
                                    67 Susan Drive
                                    Newburgh, New York  12550

         with a required copy to:   Baer Marks & Upham LLP
                                    805 Third Avenue
                                    New York, New York  10027
                                    Attention: Joel Handel
                                    Facsimile No.: (212) 702-5797

         Buyer:                     LSI Industries Inc.
                                    10000 Alliance Road
                                    Cincinnati, Ohio 45241
                                    Attention: Robert J. Ready
                                    Facsimile No.: (513) 791-0813
         with a required copy to:   Keating, Muething & Klekamp, P.L.L.
                                    1400 Provident Tower
                                    One East Fourth Street
                                    Cincinnati, Ohio  45202
                                    Attention: Paul V. Muething
                                    Facsimile No.: (513) 579-6956


          9.4 FURTHER ASSURANCES; RECORDS RETENTION

          The parties agree: (a) to furnish upon reasonable request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party or parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. For a period of six (6) years after the Final Closing, Buyer shall retain all files, books and other records of Seller relating to the operation of Seller's Business and shall, after the Final Closing, give Seller and its respective representative(s) access thereto during regular business hours on reasonable prior notice.


          9.5 WAIVER

          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          9.6 ENTIRE AGREEMENT AND MODIFICATION

          This Agreement supersedes all prior agreements, arrangements or understandings between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all the parties hereto.

          9.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

          Except as otherwise provided herein, neither Buyer, on the one hand, nor Seller and the Stockholders, on the other hand, may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Notwithstanding anything to contrary contained herein, Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer; provided, however, no such assignment shall release Buyer from any of its liabilities or obligations under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          9.8 SEVERABILITY

          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          9.9 BULK SALES WAIVER

          Subject to the indemnification provisions of Section 7.1(e), Buyer hereby waives compliance by Seller and the Stockholders with the provisions of the bulk sales law of any state which may be applicable to the transactions contemplated hereby.

          9.10 SECTION HEADINGS, CONSTRUCTION

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          9.11 GOVERNING LAW

          This Agreement will be governed by and construed under the laws of the State of Ohio without regard to conflicts of laws principles. The parties hereto further agree that any suit, action or proceeding brought by Buyer alleging the fraud of Seller or the Stockholders shall be instituted in the federal and state courts having a situs in the State of New York.

          9.12 COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Asset Purchase Agreement as of the date and year first written above.

                                    LSI INDUSTRIES INC.


                                    By:
                                       -----------------------------------------
                                       Robert J. Ready,
                                       Chairman of the Board,
                                       Chief Executive Officer and
                                       President

                                    LIGHTRON OF CORNWALL, INC.


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------



                                    --------------------------------------------
                                    Eugene Littman



                                    --------------------------------------------
                                    Elfriede Littman


                                    EUGENE LITTMAN 1994 IRREVOCABLE TRUST
                                    FBO BONNIE GATOF


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                     EUGENE LITTMAN 1994 IRREVOCABLE TRUST
                                     FBO DAVID LITTMAN


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     EUGENE LITTMAN 1994 IRREVOCABLE TRUST
                                     FBO SANDRA FINKELSTEIN


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------

                                    GLOSSARY


     "Affiliate" -- has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Assets" -- as defined in Section 2.1.

     "Assumed Liabilities" -- as defined in Section 2.3(a)

     "Bill of Sale" -- as defined in Section 3.4(a)(i)

     "Breach" -- a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Business Day" - any day other than Saturday, Sunday or any other day in which commercial banks in Cincinnati, Ohio are required or permitted to be closed.

     "Buyer" -- as defined in the first paragraph of this Agreement.

     "Buyer's  Post-Closing  Liabilities"  --  as  defined  in  Section  2.3(c).

     "Closing" -- shall mean each of the First Closing and each Subsequent Closing and Closings shall mean all of such closings as defined in Section 3.3.

     "Closing Cash Payment -- as defined in Section 3.1(a).

     "Closing Date" -- the date of each Closing.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Consent"  --  any  approval,  consent,   ratification,   waiver  or  other
authorization (including any Governmental Authorization).

     "Copyrights" -- as defined in Section 4.22(a).

     "Disclosure Schedule" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

     "Employee Benefit Plan" -- means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) bonus, incentive compensation, severance, termination, retention, change of control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, agreement or policy, whether written or unwritten.

     "Employee Pension Benefit Plan" -- has the meaning set forth in ERISA ss. 3(2).

     "Employee Welfare Benefit Plan" -- has the meaning set forth in ERISA ss. 3(1).

     "Enforceability Exceptions" -- as defined in Section 4.2(a).

     "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Law" -- all applicable federal, state and local laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial or administrative orders, permits, approvals, or other requirements relating to the protection of human health or the Environment, all as amended or modified from time to time, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. Section 6901 et seq.), the Hazardous Waste Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act, as amended 33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), the Atomic Energy Act, as amended (42 U.S.C. Section 2014 et seq.), the Federal Insecticide Fungicide and Rodenticide Act, as amended (7 U.S.C. Section 136, et seq.), the Oil Pollution Act of 1990, as amended (33 U.S.C. Section 2701, etseq.), the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C. Section 11001, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.), and the regulations adopted and publications promulgated pursuant thereto, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate"-- means, with respect to Seller, any other person that, together with Seller, would be treated as a single employer under IRC ss. 414.

     "Escrow Agent" -- means the escrow agent defined in the Escrow Agreement.

     "Escrow Agreement" -- as defined in Section 3.4(a)(vi).

     "Escrowed Cash" -- as defined in Section 3.1(b).

     "Exchange Act" -- The Securities and Exchange Act of 1934, as amended.

     "Excluded Assets" -- as defined in Section 2.2.

     "Excluded Contracts" -- (a) the Independent Contractor Agreement dated January 1, 1990 between Seller and Barry D. White Co., Inc., (b) the Labor Union Contract with Local Union No. 363 of the International Brotherhood of Electrical Workers, (c) the Agreement dated June 5, 1996 between Seller and Architectural Art and Technology, Inc., (d) the Independent Contractor Agreement dated June 15, 2000 between Seller and Angel Rivera, and (e) the lease of the real property located at 1126 River Road, New Windsor, New York between Seller and Littman Industries, Inc.

     "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Seller in the conduct of Seller's Business and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by Seller in the conduct of Seller's Business.

     "Final Closing" - The date on which the Final Closing occurs.

     "Final Closing Date" - The Subsequent Closing at which the last of the Assets is transferred to Buyer.

     "Final Closing Employee" - means, except as set forth on Schedule 6.8, each employee of Seller on the Final Closing Date.

     "Financial Statements" -- as defined in Section 4.4(a).

     "First Closing" -- as defined in Section 3.3.

     "First Closing Assets" - those Assets to be transferred to Buyer at the First Closing.

     "First Closing Date" - as defined in Section 3.3.

     "GAAP" - generally accepted United States accounting principles, applied on a consistent basis.

     "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

     "Governmental Body" -- any:

     (a)  nation,  state,  county,  city,  town,  village,   district  or  other
          jurisdiction of any nature;

     (b)  federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e)  body  exercising,   or  entitled  to  exercise,   any  administrative,
          executive,  judicial,   legislative,   police,  regulatory  or  taxing
          authority or power of any nature.

     "Hazardous Materials" --any substance, material or waste (a) the presence of which requires investigation or remediation under any Environmental Law; or
(b) which is defined, characterized, identified, or listed as a hazardous waste, hazardous substance, toxic substance, infectious waste, solid waste, industrial waste, mixed (hazardous and radioactive) waste, pollutant, contaminant or similar term under any Environmental Law; or (c) which is toxic, explosive, corrosive, reactive, ignitable, flammable, infectious, radioactive, toxic, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Body as a threat to human health or safety or the environment; or (d) the presence of which on the property causes or threatens to cause a nuisance upon the property or to adjacent property or poses or threatens to pose a hazard to the health or safety of persons on or about the property; or (e) the Release of which on adjacent properties could constitute a trespass; or (f) which is asbestos or asbestos containing materials; or (g) which is polychlorinated biphenyls; or (h) which contains petroleum or any petroleum-derived product or fraction thereof; or (i) which is dioxin; or (j) which may give rise to liability or are otherwise regulated under any Environmental Law.

     "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Indemnification Escrow" -- has the meaning set forth in the Escrow Agreement.

     "Intellectual   Property   Assets"  --  as   defined   in   Section   4.22.

     "IRC" -- the Internal Revenue Code of 1986 or any successor law and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or had reason to know (consistent with his position and duties with Seller) of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     For purposes hereof, Knowledge by Eugene Littman, Barry White and Jim Spannagel shall be deemed Knowledge by Seller, and Seller's Knowledge shall mean Knowledge of Eugene Littman, Barry White or Jim Spannagel.

     "Laws" -- all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law in the United States of America, or any domestic foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

     "Liens" -- any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting or voting trust agreement, interest, option, right of first offer, negotiation or refusal, preemptive right, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Material Contract.

     "Littman Employment Agreement" -- as defined in Section 3.4(e).

     "Manufacturing and Sales Agreement" -- as defined in Section 2.4.

     "Marks" -- as defined in Section 4.22(a).

     "Material Adverse Effect" -- any condition, change or effect (or series of related conditions, changes or effects) that individually or in the aggregate is substantially or significantly different from the usual and customary norms of the condition specified, or which is substantially or significantly adverse to
(i) the business, operations, condition (financial or otherwise) or results of operations of Seller, taken as a whole; (ii) the validity or enforceability of this Agreement; or (iii) the ability of Seller and the Stockholders to perform their obligations under this Agreement.

     "Material Contracts" -- as defined in Section 4.17(a).

     "Material Customers" -- as defined in Section 4.23.

     "Material Suppliers" -- as defined in Section 4.23.

     "Most Recent Financial Statements" -- as defined in Section 4.4(a).

     "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

     "Non-Assumed Liabilities" -- as defined in Section 2.3(b).

     "Occupational Safety and Health Law" -- any applicable Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Option  Agreement"  - means that certain  Option  Agreement in the form of
Exhibit 3.4(a)(xiii) relating to USA.

     "Order"  -- any  award,  decision,  injunction,  judgment,  order,  ruling,
subpoena,   or  verdict  entered,   issued,  made  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be specifically authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any specific authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business and that are of a similar size as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

     "Patents" -- as defined in Section 4.22(a).

     "PBGC" -- means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" -- (a) mechanic's, materialmen's, and similar liens arising in the Ordinary Course of Business, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) liens incurred, or pledges or deposits required in connection with workmen's compensation, unemployment insurance and other social security legislation.

     "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" has the meaning given in ERISA ss. 3(3).

     "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" -- as defined in Section 3.

     "Related Person" -- With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b)  any Person that holds a material interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d)  any Person in which such specified Person holds a material interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f)  any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the first degree, and (iv) any other natural person who resides with such individual, and
(b) "material interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any exposure to or past or current spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, abandonment, or any other release, however defined, whether intentional or unintentional, of any Hazardous Materials into the environment in violation of applicable Environmental laws, or which otherwise gives rise to any liability under any Environmental Laws, and includes any suspected or threatened Release.

     "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Seller" -- as defined in the first paragraph of this Agreement.

     "Seller's Business" -- as defined in the preamble of this Agreement.

     "Stockholders" -- as defined in the first paragraph of this Agreement.

     "Subsequent Closing" - any closing after the First Closing at which any of the Assets are transferred to Buyer.

     "Subsequent Closing Date" - the date on which a Subsequent Closing occurs.

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of Seller.

     "Taxes" -- all federal, state, local, foreign and other taxes, levies, fees, imports, duties and similar governmental charges (including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on or with respect to, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and custom duties.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

     "Trade Secrets" -- as defined in Section 4.22(a).

     "Transfer Documentation" -- as defined in Section 3.4(a).

     "USA" -- USA Illumination, Inc., a New York corporation.

     "White Employment Agreement" -- as defined in Section 3.4(a)(ix).

     "Year-End Financial Statements" -- as defined in Section 4.4(a).